                                                                     Exhibit 4.3

                                                                  Execution Copy

                              ASSIGNMENT AGREEMENT
                              --------------------

       This ASSIGNMENT AGREEMENT (this "Agreement") dated as of November 16,
                                        ---------
2001 is made by and among Constellation 3D Technology Limited, a corporation organized under the laws of the British Virgin Islands (the "Assignor"), TIC
                                                             --------
Target Invest Consulting, LLC, a financing corporation organized under the laws of St. Kitts & Nevis with its principal office located at Churer Strasse 35, CH-9470, Buchs, SG, Switzerland (the "Assignee") and Constellation 3D, Inc., a
                                      --------
corporation organized under the laws of the State of Delaware (the "Company").
                                                                    -------

                                    RECITALS
                                    --------

       WHEREAS, the Assignor and the Assignee are party to that certain Loan Agreement, of even date herewith (as amended, supplemented or otherwise modified from time to time, the "TIC Loan Agreement"), pursuant to which the Assignee is
                        ------------------
providing a term loan facility (the "TIC Loan") of up to $20 million to the
                                     --------
Assignor;

       WHEREAS, the Assignor is party to that certain Loan Agreement, of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Company Loan Agreement"), by and between the Assignor and Constellation 3D,
     ----------------------
Inc. (the "Company"), pursuant to which the Assignor is providing a term loan
           -------
facility (the "Company Loan") of up to $20 million to the Company;
               ------------

       WHEREAS, the obligation of the Assignee to provide the TIC Loan to the Assignor is conditioned upon the execution and delivery by the Assignor of this Agreement;

       WHEREAS, the Assignor and the Company are party to that certain Option Agreement, of even date herewith (the "Option"), pursuant to which the Assignor
                                       ------
has the right to convert the amounts outstanding under the promissory note issued pursuant to the Company Loan Agreement into shares of Common Stock, par value $.00001 per share of the Company (the "Common Stock");
                                             ------------

       WHEREAS, the parties desire to have this Agreement govern certain relationships and transactions among them relating to the Option, the Company Loan and certain shares of Common Stock owned by the Assignor;

       WHEREAS, defined terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Company Loan Agreement.

       NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1.   Transfer of Shares.
          ------------------

          (a) Subject to the terms and conditions of this Agreement, on the Closing Date, the Assignor shall transfer to the Assignee, and the Assignee shall accept from the Assignor, free and clear of all Liens, 26,089,283 shares of Common Stock (the "Designated Securities"). Assignor hereby acknowledges and
                      ---------------------
agrees that the transfer of the Designated Securities is an essential condition to Assignee's agreement to advance the TIC Loan, and that no further consideration shall be paid by Assignee to Assignor in respect of the Designated Securities (other than the advance of the Loan pursuant to the TIC Loan Agreement).

          (b) On the Closing Date, the Assignor shall deliver to the Assignee a stock certificate or certificates representing the Designated Securities accompanied by stock powers duly executed in blank. Upon delivery of the Designated Securities to the Assignee, the Assignee shall own the Designated Securities of record and beneficially and, except with respect to voting and transfer rights as set forth in Section 2 below, shall have the full economic use of such Designated Securities.

          (c) On the Closing Date, the Assignor shall execute and deliver to the Assignee the Assignment, Authorization for Economic Use and Reassignment instruments set forth as Exhibit A, B and C, respectively.
                         ------- -  -     -

          (d) As soon as practicable after the Closing Date, the parties will prepare a power of attorney (or similar instrument) for the deposit of the Designated Securities with an investment bank or similar financial institution designated by Assignee (the "Depository"), and the Assignee shall deposit the
                             ----------
Designated Securities with the Depository. The power of attorney shall be sufficient in form and substance to allow the Assignor, upon delivery of a certificate of an officer of the Assignor to the Depository, to cause the Depository to release the Designated Securities to the Assignor in the event that (i) the funding of the Loan shall not have occurred within three (3) months after the Closing Date or (ii) the Designated Securities shall not have been reassigned to Assignor prior to the Termination Date in accordance with Section 2(c) below. If the Assignor shall cause the Depository to release the Designated Securities to the Assignor, the Assignor shall simultaneously deliver the Option Shares (as defined below) to the Assignee. In connection with any release of the Designated Securities from the Depository to the Assignor, the Assignor and the Assignee shall in good faith take all necessary action in order to remove (or cause the Company's transfer agent to remove) the stock legend or legends affixed to the shares which are automatically issuable upon conversion of the Option (the "Option Shares") pursuant to Section 2 thereof from the Option
             -------------
Shares, and to transfer (or cause the Company's transfer agent to transfer) such legend or legends to the Designated Securities.

     2.   Rights of the Assignor and the Assignee with respect to the Designated
          ----------------------------------------------------------------------
Securities.
----------

          (a) Except in connection with a transfer of the Designated Securities to the Assignor pursuant to Section 2(c) below or to the Depository pursuant to
Section 1(d) above, the Assignee shall not sell, assign, or otherwise transfer ownership of the Designated Securities. Any registration of the Designated Securities pursuant to the Securities Act (and the removal of restrictive legends thereon as a result of such registration) shall not limit or otherwise adversely affect the restrictions set forth in this Section 2(a).

          (b) THE ASSIGNEE HEREBY GRANTS TO, AND APPOINTS, ASSIGNOR, THE ASSIGNEE'S IRREVOCABLE PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE DESIGNATED SECURITIES IN ASSIGNOR'S DISCRETION, NOT SUBJECT TO ANY REVIEW, IN THE SAME MANNER AND TO THE SAME EXTENT AS IF ASSIGNOR WERE THE ABSOLUTE OWNER OF THE DESIGNATED SECURITIES IN ITS OWN RIGHT. THE ASSIGNEE INTENDS THIS PROXY TO BE IRREVOCABLE DURING THE TERM OF THIS AGREEMENT AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE ASSIGNEE WITH RESPECT TO THE ASSIGNEE'S SHARES.

          (c) The Assignee shall, at any time after the 45th Business Day after the Closing Date and prior to November 18, 2002 (the "Termination Date"),
                                                      ----------------
transfer all of the Designated Securities to the Assignor (the "Reassignment").
                                                                ------------
In order to effect the Reassignment, the Assignee shall provide the Assignor prior written notice (the "Reassignment Notice") as soon as reasonably
                           -------------------
practicable prior to the proposed closing date for the Reassignment, which shall be any Business Day prior to the Termination Date (the "Effective Date"). On the
                                                        --------------
Effective Date, the Assignee shall transfer to the Assignor, and the Assignor shall accept from the Assignee, free and clear of all Liens, without any additional consideration, the Designated Securities. On the Effective Date, the Assignee shall deliver to the Assignee a stock certificate or certificates representing the Designated Securities accompanied by stock powers duly executed in blank.

          (d) If the Assignee shall fail to transfer the Designated Securities prior to the Termination Date in accordance with Section 2(c) above (and such failure shall not be the result of the Assignor's negligence or willful misconduct) (i) the TIC Loan shall be cancelled and the Assignor shall be immediately released from all obligations and liabilities under the TIC Loan Agreement, the TIC Note and all other loan documents executed in connection therewith (other than the Security Holders Agreement), and the assignment of the Interest pursuant to Section 3(c) shall not be effective and (ii) the Assignee shall pay the Assignor a cash payment equal to the value of the Owed Shares (valued at the volume-weighted Market Value of shares of Common Stock for the ten (10) consecutive trading day period ending one (1) trading day immediately prior to the Termination Date). The remedies described in (i) and (ii) above shall be the Assignor's sole remedy in respect of a breach by the Assignee of
Section 2(c) above, and the Assignor waives all rights to seek any other damages at law or in equity. As used in this Section 2(d), the term "Owed Shares" means the number of shares of Common Stock equal to the number of Designated Shares less the number of shares of Common Stock issuable upon conversion of the Note on the Termination Date./1/ As used in this Section 2(d), the term "Market Value" means, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the market price per share of Common Stock shall be deemed to be the fair value per share of such security as reasonably determined in good faith by the Board of Directors of the Company

          (e) Notwithstanding anything to the contrary contained herein, if the Assignee shall not have advanced the Loan on or prior to the Funding Date (and such failure shall not be the result of Assignor's negligence or willful misconduct), then the Assignee shall promptly reassign the Designated Securities to the Assignor.

          (f) The Assignee and the Assignor agree that the Company may instruct its transfer agent to impose transfer restrictions on the Designated Shares to enforce the provisions of this Agreement and the Company agrees to promptly do so.

     3.   Assignment and Acceptance.
          -------------------------

          (a) Subject to the terms and conditions of this Agreement, effective upon the delivery of the Designated Securities on the Effective Date (i) the Assignor hereby transfers and assigns to the Assignee, and (ii) the Assignee hereby assumes from the Assignor, the Company Loan and all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Company Loan Agreement and the Loan Documents (including, without limitation, the Note) and the Option Agreement (collectively, the "Interest"). On the Effective Date, the Assignor shall deliver to the Assignee
 --------
the original Company Loan Agreement and the Loan Documents (including, without limitation, the Note) and the Option Agreement.

          (b) With effect on and after the Effective Date, the Assignee shall be a party to the Company Loan Agreement, the Loan Documents (including, without limitation, the Note), and the Option Agreement, and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Company Loan Agreement, including the right to payment of indemnification. The Company agrees that it will perform in accordance with their terms all of its obligations which by the terms of the Company Loan Agreement, the Loan Documents

_________________

/1/ The amount of shares shall be equal to the difference between 26,089,283 less the number of shares issuable upon conversion of the option on the Termination Date (i.e., $15 million plus accrued but unpaid interest
                       ---
     thereon divided by the Note Conversion Price).

(including, without limitation, the Note) and the Option Agreement, are required to be performed by it.

          (c) Upon the Effective Date (and provided that (i) the Reassignment shall be effective and (ii) the Option shall have been validly transferred to the Assignee in accordance with Section 2 above), the TIC Loan shall be cancelled and the Assignor shall be immediately released from all obligations and liabilities under the TIC Loan Agreement, the TIC Note and all other loan documents executed in connection therewith (other than the Security Holders Agreement). The Assignee shall promptly deliver the original TIC Note to the Assignor marked "cancelled."

          (d) Until the assignment of the Interest shall become effective, the Assignor hereby agrees to diligently and faithfully enforce all of its rights under the Company Loan Agreement and the other Loan Documents, including, without limitation, its right to accelerate the Company Loan upon the occurrence of an Event of Default.

     4.   Certain Agreements relating to the Option. The Assignor hereby agrees
          -----------------------------------------
that, notwithstanding anything to the contrary contained herein or in the Option, the Assignor shall not exercise its right to convert the Note into shares of Common Stock pursuant to the Option until the first Business Day immediately following the Termination Date (it being understood that the Assignor shall only have the right to exercise its right to convert the Note if the Assignee shall have failed to deliver the Designated Securities in accordance with Section 2(c) above).

     5.   Representations and Warranties.
          ------------------------------

          (a) The Assignor represents and warrants to the Assignee as of the date hereof and as of the Effective Date that (i) it is, and at all times has been, the legal and beneficial owner of the Interest and the Designated Securities being assigned by it hereunder and that such interest is free and clear of any Liens; (ii) the Designated Shares are fully paid and nonassessable, and were validly issued free and clear of all preemptive or similar rights, and constitute all of the shares of capital stock of the Company owned by the Assignor, (iii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iv) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Company Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (v) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles and (vi) neither the Assignor nor any Person acting on its behalf has taken or will take any action which might subject the transfer of the Designated Securities to the registration requirements of Section 5 of the Securities Act.

          (b) The Assignee represents and warrants to the Assignor as of the date hereof and as of the Effective Date that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertakings or filings required by the Company Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is acquiring the Designated Securities pursuant to Section 1 hereof for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and it (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Designated Securities and is capable of bearing the economic risks of such investment.

     6.   Indemnification. (a) The Assignor hereby agrees to indemnify the
          ---------------
Assignee and all of its members, officers, directors, managers, employees, stockholders and partners and any of the foregoing persons' agents and other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Assignee Indemnities") and to hold the Assignee and the Assignee Indemnities
 --------------------
harmless from any loss or expense which the Assignee and any Assignee Indemnity may sustain or incur as a consequence of (a) any misrepresentation or breach of warranty made by the Assignor in this Agreement, (b) any breach of any covenant, agreement or obligation of the Assignor in this Agreement or (c) any cause of action, suit or claim brought or made against any such Assignee Indemnitee by a third party arising out of or resulting from (i) the execution, delivery, performance or breach by the Assignor or enforcement of this Agreement or (ii) the status of the Assignee. Notwithstanding the foregoing, the Assignor shall not be obligated to indemnify the Assignee or any Assignee Indemnitee for losses arising solely out of the Assignee' or such Assignee Indemnitee's willful misconduct or fraudulent actions.

                  (b) The Assignee hereby agrees to indemnify the Assignor and all of its members, officers, directors, managers, employees, stockholders and partners and any of the foregoing persons' agents and other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Assignor
                                                                 --------
Indemnities") and to hold the Assignor and the Assignor Indemnities harmless
-----------
from any loss or expense which the Assignor and any Assignor Indemnity may sustain or incur as a consequence of (a) any misrepresentation or breach of warranty made by the Assignor in this Agreement, (b) any breach of any covenant, agreement or obligation of the Assignor in this Agreement or (c) any cause of action, suit or claim brought or made against any such Assignor Indemnitee by a third party arising out of or resulting from the execution, delivery, performance or breach by the Assignee or enforcement of this Agreement. Notwithstanding the foregoing, the Assignee shall not be obligated to indemnify the Assignor or any Assignor Indemnitee for losses arising solely out of the Assignor's or such Assignor Indemnitee's willful misconduct or fraudulent actions

     7.   Notices. All notices, requests and demands to or upon the respective
          -------
parties hereto to be effective shall be in writing (including by facsimile). Unless otherwise expressly provided herein, any such notice, request or demand shall be deemed to have been duly given or made when delivered by hand, or three
(3) Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when sent, receipt electronically confirmed, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

     The Assignor:

                   Constellation 3D Technology Limited
                   c/o Zysman, Aharoni, Gayer and Co.
                   52A Hayarkon St.
                   Tel Aviv 63432 Israel
                   Attention: Jonathan Sherman, Adv.
                   Telephone: 972 3 79 55 555
                   Facsimile: 072 3 79 55 550

     The Assignee:

                   TIC Target Invest Consulting, LLC
                   c/o Auditra AG
                   Churer Strasse 35
                   CH - 9470 Buchs, SG, Switzerland
                   Attention: Mr. Andre Khayyam
                   Telephone: 0041 81 750 53 53
                   Facsimile: 0041 81 750 53 59

     The Company:
                   Constellation 3D, Inc.
                   805 Third Avenue, 14/th/ Floor
                   New York, New York  10022
                   Attention: Craig Weiner, Esq.
                   Telephone: (212) 308-3572
                   Facsimile: (212) 308-3573

     8.   No Waiver; Cumulative Remedies. No failure to exercise and no delay in
          ------------------------------
exercising, on the part of either party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.   Survival of Representations and Warranties. All representations and
          ------------------------------------------
warranties made hereunder shall survive the execution and delivery of this Agreement until the earlier to occur of (i) the Effective Date or (ii) the Termination Date.

     10.  Modifications. No modification or waiver of any provision of this
          -------------
Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on either party in any case shall entitle such party to any other or future notice or demand in the same, similar or other circumstance.

     11.  Successors and Assigns. No party hereto may assign or transfer any of
          ----------------------
its rights or obligations hereunder without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     12.  Entire Agreement. This Agreement together with the TIC Loan Agreement,
          ----------------
the Company Loan Agreement and the Loan Documents constitutes the entire agreement and understanding of the parties hereto with respect to the subject matters contained herein.

     13.  Severability. In case any one or more of the provisions contained in
          ------------
this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect by a court or other authority of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof. This Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. In lieu of each such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible which is legal, valid and enforceable.

     14.  Further Assurances. Each party shall take all actions as the other
          ------------------
parties shall reasonably request to more fully carry out the intentions of this Agreement.

     15.  Counterparts. This Agreement may be executed by any of the parties to
          ------------
this Agreement on separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         16. Governing Law. This Agreement and the rights and obligations of the
             -------------
parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         17. Specific Performance. Each party acknowledges and agrees that
             --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which such party may be entitled by law or equity.

         18. SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE PARTIES HEREBY
             -----------------------------------
IRREVOCABLY AND UNCONDITIONALLY: (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK; (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 7 OR AT SUCH OTHER ADDRESS OF WHICH THE ASSIGNEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND (E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         19. WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR AND THE ASSIGNEE HEREBY
             --------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                            [signature page follows]

         IN WITNESS WHEREOF, the Assignor, the Assignee and the Company have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                            CONSTELLATION 3D TECHNOLOGY LIMITED


                                            By: /s/ Eugene Levich
                                                --------------------------------
                                                Name:  Eugene Levich
                                                Title: Director


                                            TIC TARGET INVEST CONSULTING, LLC

                                            By: /s/ Andre Khayyam
                                                --------------------------------
                                                Name:  Andre Khayyam
                                                Title: Managing Director


                                            CONSTELLATION 3D, INC.

                                            By: /s/ Leonardo Berezowsky
                                                --------------------------------
                                                Name:  Leonardo Berezowsky
                                                Title: Director

                                    EXHIBIT A
                                    ---------

                                   ASSIGNMENT
                                   ----------

         This ASSIGNMENT, dated as of November 16, 2001, is made by and between TIC Target Invest Consulting, LLC, a financing corporation organized under the laws of St. Kitts & Nevis, with its principal office located at Churer Strasse 35, CH - 9470, Buchs, SG, Switzerland ("TIC") and Constellation 3D Technology
                                        ---
Limited, a corporation organized under the laws of the British Virgin Islands ("C3D").
  ---

         WHEREAS, TIC and C3D have entered into an Assignment Agreement, of even date herewith (the "Assignment Agreement").
                    --------------------

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Subject to the terms of the Assignment Agreement, C3D hereby assigns all of its right, title and interest to TIC in, to and under the following shares of Common Stock, par value $.00001 per share of Constellation 3D, Inc. (the "Designated Securities"), free and clear of all any liens, encumbrances and
      ---------------------
liabilities of any kind whatsoever:

         Cert. No. 2160: 19,500,000 shares, dated January 15, 2000
         Cert. No. 2273:  1,000,000 shares, dated April 28, 2000
         Cert. No. 2274:  1,000,000 shares, dated April 28, 2000
         Cert. No. 2275:  1,000,000 shares, dated April 28, 2000
         Cert. No. 2276:  1,000,000 shares, dated April 28, 2000
         Cert. No. 2277:  1,000,000 shares, dated April 28, 2000
         Cert. No. 2278:  1,000,000 shares, dated April 28, 2000
         Cert. No. 2309:    589,283 shares, dated May 12, 2000

         2. Subject to the terms of the Assignment Agreement, TIC unconditionally agrees to accept the Designated Securities.

     IN WITNESS WHEREOF, TIC and C3D have caused this Assignment to be executed and delivered by their duly authorized officers as of the date first written above.

                                          CONSTELLATION 3D TECHNOLOGY LIMITED


                                          By: /s/ Eugene Levich
                                              ----------------------------------
                                              Name:  Eugene Levich
                                              Title: Director


                                          TIC TARGET INVEST CONSULTING, LLC


                                          By: /s/ Andre Khayyam
                                              ----------------------------------
                                              Name:  Andre Khayyam
                                              Title: Managing Director

                                    EXHIBIT B
                                    ---------

                         AUTHORIZATION FOR ECONOMIC USE
                         ------------------------------

     This AUTHORIZATION FOR ECONOMIC USE (this "Authorization"), dated as of
                                                -------------
November 16, 2001, is made by and between TIC Target Invest Consulting, LLC, a financing corporation organized under the laws of St. Kitts & Nevis, with its principal office located at Churer Strasse 35, CH - 9470, Buchs, SG, Switzerland ("TIC") and Constellation 3D Technology Limited, a corporation organized under
  ---
the laws of the British Virgin Islands ("C3D").
                                         ---

     WHEREAS, TIC and C3D have entered into an Assignment Agreement, of even date herewith (the "Assignment C3D").
                    --------------

     WHEREAS, in accordance with the terms of the Assignment Agreement, C3D has assigned all of its right, title and interest to TIC in, to and under the Designated Securities, free and clear of all any liens, encumbrances and liabilities of any kind whatsoever.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Subject to the terms of the Assignment Agreement, TIC shall own the Designated Securities of record and beneficially and, except with respect to voting rights as set forth in Section 2 of the Assignment Agreement, TIC shall have the full economic use of the following shares of Common Stock, par value $.00001 per share of Constellation 3D, Inc. (the "Designated Securities"):
                                                  ---------------------

          Cert. No. 2160:   19,500,000 shares, dated January 15, 2000
          Cert. No. 2273:    1,000,000 shares, dated April 28, 2000
          Cert. No. 2274:    1,000,000 shares, dated April 28, 2000
          Cert. No. 2275:    1,000,000 shares, dated April 28, 2000
          Cert. No. 2276:    1,000,000 shares, dated April 28, 2000
          Cert. No. 2277:    1,000,000 shares, dated April 28, 2000
          Cert. No. 2278:    1,000,000 shares, dated April 28, 2000
          Cert. No. 2309:      589,283 shares, dated May 12, 2000

     2. Subject to the terms of the Assignment Agreement, this Authorization shall be effective until the Effective Time (as such term is defined in the Assignment Agreement).

     IN WITNESS WHEREOF, TIC and C3D have caused this Authorization to be executed and delivered by their duly authorized officers as of the date first written above.

                                         CONSTELLATION 3D TECHNOLOGY LIMITED

                                         By: /s/ Eugene Levich
                                             -----------------------------------
                                             Name:  Eugene Levich
                                             Title: Director


                                         TIC TARGET INVEST CONSULTING, LLC

                                         By: /s/ Andre Khayyam
                                             -----------------------------------
                                             Name:  Andre Khayyam
                                             Title: Managing Director

                                    EXHIBIT C
                                    ---------

                                  REASSIGNMENT
                                  ------------

         This REASSIGNMENT, dated as of November 16, 2001, is made by and between TIC Target Invest Consulting, LLC, a financing corporation organized under the laws of St. Kitts & Nevis, with its principal office located at Churer Strasse 35, CH - 9470, Buchs, SG, Switzerland ("TIC") and Constellation 3D
                                                ---
Technology Limited, a corporation organized under the laws of the British Virgin Islands ("C3D").
          ---

         WHEREAS, TIC and C3D have entered into an Assignment Agreement, of even date herewith (the "Assignment Agreement").
                    --------------------

         WHEREAS, pursuant to the terms of the Assignment Agreement, TIC is obligated to reassign the Designated Securities (as defined below) to C3D.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Subject to the terms of the Assignment Agreement, TIC hereby agrees to reassign all of its right, title and interest to C3D in, to and under the following shares of Common Stock, par value $.00001 per share of Constellation 3D, Inc. (the "Designated Securities"), free and clear of all any liens,
               ---------------------
encumbrances and liabilities of any kind whatsoever, on or prior to November 18, 2002, in accordance with the terms of the Assignment Agreement:

             Cert. No. 2160:   19,500,000 shares, dated January 15, 2000
             Cert. No. 2273:    1,000,000 shares, dated April 28, 2000
             Cert. No. 2274:    1,000,000 shares, dated April 28, 2000
             Cert. No. 2275:    1,000,000 shares, dated April 28, 2000
             Cert. No. 2276:    1,000,000 shares, dated April 28, 2000
             Cert. No. 2277:    1,000,000 shares, dated April 28, 2000
             Cert. No. 2278:    1,000,000 shares, dated April 28, 2000
             Cert. No. 2309:      589,283 shares, dated May 12, 2000

         2. Subject to the terms of the Assignment Agreement, the C3D unconditionally agrees to accept the Designated Securities.

         IN WITNESS WHEREOF, TIC and C3D have caused this Reassignment to be executed and delivered by their duly authorized officers as of the date first written above.

                                            CONSTELLATION 3D TECHNOLOGY LIMITED

                                            By: /s/ Eugene Levich
                                                --------------------------------
                                                Name:  Eugene Levich
                                                Title: Director


                                            TIC TARGET INVEST CONSULTING, LLC

                                            By: /s/ Andre Khayyam
                                                --------------------------------
                                                Name:  Andre Khayyam
                                                Title: Managing Director

                                    EXHIBIT D

                             To Assignment Agreement

         It is hereby agreed between the parties that if after 90 days from Closing Date the TIC Loan is not provided, the Assignor can demand at any time that the Assignee return within five (5) business days the Designated Security. If the Assignor presents such a demand, the Company commits to reimburse to the Assignee the expenses incurred by the Assignee within 10 business days after receiving from the Assignee a properly documented demand.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            CONSTELLATION 3D, INC.

                                            By: /s/ Leonardo Berezowsky
                                                --------------------------------
                                                Name:  Leonardo Berezowsky
                                                Title: Director

                                            TIC TARGET INVEST CONSULTING, LLC

                                            By: /s/ Andre Khayyam
                                                --------------------------------
                                                Name:  Andre Khayyam
                                                Title: Managing Director

                                            CONSTELLATION 3D TECHNOLOGY LIMITED

                                            By: /s/ Eugene Levich
                                                --------------------------------
                                                Name:  Eugene Levich
                                                Title: Director